Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                      [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                      [04/15/10]
Annuitant:                                [John Doe]                                           Scheduled Annuity Date:                                           [04/01/65]
Determining Life (Lives):	[John Doe]	Maximum Issue Age:	[80]
[Jane Doe]

Purchase Payments
Initial Purchase Payment:                                                                $[10,000.00]
Minimum Additional Purchase Payment:                                                                           $[50.00]
Maximum Total Purchase Payments:                                                                $[1 million; higher amounts may be accepted with our approval]

Transfers
Number of Free Transfers Permitted:                                                                [12] each Contract Year
Transfer Fee:                                                                $[25.00] for each transfer in excess of the free transfers permitted
Transfer Index Anniversary:                                                                           Every [Sixth] Index Anniversary

Contract Charges
Product Fee:                                                                [1.25]%
Contract Maintenance Charge:                                                                $[50.00] each Contract Year
Designated Amount:	Contract Value must be $[100,000.00] to waive the Contract Maintenance Charge

Withdrawals
Minimum Partial Withdrawal:                                                                $[100.00]
Minimum Required Value:                                                                $[2,000.00]
Free Withdrawal Amount:                                                                [10]% of total Purchase Payments

Withdrawal Charge Percentages Table

Number of Complete Years Since Receipt of Purchase Payment	Charge
[0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%]

Annuity Payments
Minimum Annuity Payment:                                                                $[100.00]
Annuity Mortality Table:	[Annuity 2000 Mortality Table]
Minimum Annual Annuity Payment Rate:	[1.00]%

Riders:
[The applicable riders based on the information from the application will populate this area.]

S40875                                                                               3

Guaranteed Purchase Rate Table
Upon request, we will furnish rates for ages and guaranteed periods not shown.

Annuity Options - Guaranteed monthly annuity payments per $1,000
	Option 1		Option 2				Option 3	Option 4	Option 5
			10-year guaranteed period		20-year guaranteed period		100% joint and survivor	10-year guaranteed period
Age on Annuity Date	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	[2.08	1.97	2.08	1.97	2.07	1.97	1.84	1.84	2.00	1.92
40	2.45	2.29	2.45	2.29	2.42	2.28	2.10	2.10	2.29	2.19
50	3.02	2.78	3.00	2.77	2.92	2.73	2.49	2.49	2.70	2.57
60	3.95	3.57	3.87	3.53	3.59	3.37	3.12	3.11	3.29	3.14
70	5.66	5.03	5.28	4.83	4.24	4.13	4.22	4.20	4.18	4.00
80	8.93	8.09	7.07	6.79	4.55	4.53	6.37	6.04	5.54	5.38
90	15.24	14.64	8.36	8.30	4.59	4.59	10.68	7.98	7.66	7.50]

S40875                                                                             [3A]

Variable Options Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                      [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                      [04/15/10]
Annuitant:                                [John Doe]                                           Scheduled Annuity Date:                                           [04/15/65]

Allocation Guidelines:
[1.  Currently, you can select up to [3] of the Variable Options.
2.  Allocations must be made in whole percentages.]

Variable Options:
Variable Account:                                  [Allianz Life Variable Account B]

[AZL Money Market Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP Growth Index Strategy Fund]

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Index Options Contract Schedule

Owner:                                [John Doe]                                           Contract Number:                                      [??687456]
[Joint Owner:                                [Jane Doe]]                                           Issue Date:                                      [04/15/10]
Annuitant:                                [John Doe]                                           Scheduled Annuity Date:                                           [04/15/65]

Alternate Minimum Value
AMV Factor                                                                [87.50]%
AMB Factor                                                                [78.75]%
Alternate Interest Rate                                                                           [1.00]%

[Allocation Guidelines:
[1. Currently, you can select up to [1] of the Index Protection Strategy Index Options.
2. Currently, you can select up to [3] of the Index Performance Strategy Index Options.
3. Allocations must be made in whole percentages.]]

Index Options:

[Index Protection Strategy Index Options
Index	Minimum Declared Protection Strategy Credit for all Index Years
[Standard & Poor’s 5001	[0.10]%]]

[Index Performance Strategy Index Options
Index	Buffer for all Index Years	Minimum Cap for all Index Years
[Standard & Poor’s 5001	[10.00]%	[1.00]%]
[Nasdaq-100®2	[10.00]%	[1.00]%]
[Russell 2000®3	[10.00]%	[1.00]%]]

S40877

 [1S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates. S&P® and S&P 500® are trademarks of S&P and Dow Jones®, Dow Jones Industrial AverageSM, DJIA and The Dow are trademarks of Dow Jones. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500 and Dow Jones Industrial Average (DJIA) are products of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz. Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates make any representation regarding the advisability of investing in such product.]

[2The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization.  The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trademarks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life Insurance Company of North America.  The product(s) have not been passed on by the Corporations as to their legality or suitability.  The product(s) are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).]

     [3 The Russell 2000 is a trademark of Russell Investments and have been licensed for use by Allianz Life Insurance Company of North America.  The product is not sponsored, endorsed, sold or promoted     by  Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the product.]

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